Exhibit 99.1

February 4, 2022

RAVE Restaurant Group, Inc. Reports Second Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter ended December 26, 2021.

Second Quarter Highlights:

•	The Company recorded net income of $457 thousand for the second quarter of fiscal 2022 compared to net income of $102 thousand for the same period of the prior year.
•	Income before taxes was $461 thousand for the second quarter of fiscal 2022 compared to net income before taxes of $104 thousand for the same period of the prior year.
•	Total revenue increased by $0.6 million to $2.7 million for the second quarter of fiscal 2022 compared to the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales increased 31% in the second quarter of fiscal 2022 compared to the same period of the prior year.
•	Pie Five comparable store retail sales increased 15% in the second quarter of fiscal 2022 compared to the same period of the prior year.
•	On a fully diluted basis, net income increased $0.01 per share to $0.02 per share for the second quarter of fiscal 2022 compared to net income of $0.01 per share for the same period of the prior year.
•	Cash and cash equivalents increased $0.3 million during the second quarter of fiscal 2022 to $8.2 million at December 26, 2021.
•	Pizza Inn domestic unit count finished at 128.
•	Pizza Inn international unit count finished at 33.
•	Pie Five domestic unit count finished at 34.

"Our franchisees and team members have remained committed to our business and customers resulting in our seventh consecutive quarter of profitability," said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc. "Despite supply chain disruptions and labor challenges, our focus on cost control continues to pay off for our restaurants and operators."

"Our second quarter net income before tax of $461 thousand marks the seventh consecutive quarter of positive income and is 343% better than a year ago, demonstrating our winning business model and the loyalty of our customers.  Our franchisees have done amazing work serving customers and their communities and remain motivated to support and retain employees who are the heartbeat of our hometown pizza establishments," said Solano. "RAVE continues our best streak of positive income in nearly a decade and is holding more than $8.0 million in cash."

"Pizza Inn saw significant sales momentum from the September launch of our new House Pan Pizza.  At Pie Five, we recently launched Mike’s Sticky Fingers pizza featuring chili-infused Mike’s Hot Honey and curl and crisp pepperoni.  Pie Five also launched a test in four stores this week featuring new décor, a completely refreshed specialty pizza menu and a strong emphasis on house made curated salads."

“Rave’s second quarter financial results have yielded yet another sequential quarterly improvement,” said Clint Fendley, Chief Financial Officer of RAVE Restaurant Group, Inc. “Rave’s top-line growth of 26.7% bodes well for our future as we remain focused on increasing value for shareholders.  Rave has sufficient liquid assets to extinguish our short-term Convertible Notes of $1.6 million during the upcoming third quarter and to continue to invest in initiatives that drive customer engagement and traffic and thereby yield better store performance for our franchisees.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss sale of assets, costs related to impairment and other lease charges, franchise default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] franchises and/or licenses Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
REVENUES:	$2,696	$2,128	$5,249	$4,031

COSTS AND EXPENSES:
Cost of sales	-	75	-	153
General and administrative expenses	1,377	1,185	2,583	2,274
Franchise expenses	784	606	1,770	1,153
Impairment of long-lived assets and other lease charges	-	4	-	21
Bad debt expense	3	88	8	115
Interest expense	23	23	47	46
Depreciation and amortization expense	48	43	92	87
Total costs and expenses	2,235	2,024	4,500	3,849

INCOME BEFORE TAXES	461	104	749	182
Income tax expense	4	2	7	4
NET INCOME	457	102	742	178

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.03	$0.01	$0.04	$0.01

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.02	$0.01	$0.04	$0.01

Weighted average common shares outstanding - basic	18,005	17,712	18,005	16,596

Weighted average common and potential dilutive common shares outstanding	18,803	18,510	18,803	17,394

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 26, 2021	June 27, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,232	$8,330
Accounts receivable, less allowance for bad debts of $25 and $47, respectively	977	911
Notes receivable, current	552	901
Deferred contract charges, current	35	35
Prepaid expenses and other	86	196
Total current assets	9,882	10,373

LONG-TERM ASSETS
Property, plant and equipment, net	385	445
Operating lease right of use asset, net	1,876	2,085
Intangible assets definite-lived, net	197	183
Notes receivable, net of current portion	261	52
Deferred contract charges, net of current portion	219	207
Total assets	$12,820	$13,345

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$601	$644
Accrued expenses	530	924
Other current liabilities	46	46
Operating lease liability, current	475	465
Short term loan, current	90	250
Convertible notes short term, net of unamortized debt issuance costs and discounts	1,590	1,576
Deferred revenues, current	391	626
Total current liabilities	3,723	4,531

LONG-TERM LIABILITIES
Operating lease liability, net of current portion	1,671	1,911
Deferred revenues, net of current portion	866	1,170
Total liabilities	6,260	7,612

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 25,090,058 shares, respectively; outstanding 18,004,904 and 18,004,904 shares, respectively	251	251
Additional paid-in capital	37,300	37,215
Accumulated deficit	(6,454)	(7,196)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	6,560	5,733

Total liabilities and shareholders’ equity	$12,820	$13,345

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 26, 2021	December 27, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$742	$178
Adjustments to reconcile net income to cash used in operating activities:
Impairment of long-lived assets and other lease charges	-	21
Stock compensation expense	85	-
Depreciation and amortization	72	73
Amortization of operating right of use assets	209	293
Amortization of intangible assets definite-lived	20	14
Amortization of debt issue costs	14	13
Provision for bad debt	8	115
Changes in operating assets and liabilities:
Restricted cash	-	(1)
Accounts receivable	(74)	(69)
Notes receivable	46	(102)
Deferred contract charges	(12)	8
Prepaid expenses and other	110	(87)
Deposits and other	-	5
Accounts payable - trade	(43)	203
Accounts payable - lease termination impairments	-	(428)
Accrued expenses	(394)	17
Operating lease liability	(230)	(307)
Deferred revenue	(539)	(253)
Cash provided by/(used in) operating activities	14	(307)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable	94	26
Purchase of intangible assets definite-lived	(34)	-
Purchase of property, plant and equipment	(12)	(26)
Cash provided by investing activities	48	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	-	3,761
Equity issuance costs - ATM offering	-	(130)
Short term loan, current	(160)	-
Cash (used in)/provided by financing activities	(160)	3,631

Net (decrease)/increase in cash, cash equivalents and restricted cash	(98)	3,324
Cash, cash equivalents and restricted cash, beginning of period	8,330	3,203
Cash, cash equivalents and restricted cash, end of period	$8,232	$6,527

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$8,232	$6,292
Restricted cash	-	235
Total cash, cash equivalents and restricted cash	$8,232	$6,527

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$8	$16

Non-cash activities:
Conversion of notes to common shares	$-	$-
Operating lease right of use assets at adoption	$-	$-
Operating lease liability at adoption	$-	$-

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 26, 2021	December 27, 2020	December 26, 2021	December 27, 2020
Net income	$457	$102	$742	$178
Interest expense	23	23	47	46
Income taxes	4	2	7	4
Depreciation and amortization	48	43	92	87
EBITDA	$532	$170	$888	$315
Stock compensation expense	43	-	85	-
Severance	-	-	33	-
Impairment of long-lived assets and other lease charges	-	4	-	21
Franchisee default and closed store revenue	(11)	(44)	(12)	(111)
Closed and non-operating store costs	1	75	2	158
Adjusted EBITDA	$565	$205	$996	$383